AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                               ON OCTOBER 2, 2000

================================================================================

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant To Section 14(a) of the
                        Securities Exchange Act of 1934.

Filed by the Registrant [X]
Filed by a Party other than the Registrant [__]

Check the appropriate box:
       [_] Preliminary Proxy Statement
       [_] Confidential, For Use of the Commission Only (as permitted by Rule
            14a-6 (e) (2))
       [_] Definitive Proxy Statement
       [_] Definitive Additional Materials
       [X] Soliciting Material Under Rule 14a-12

                                 SUMMIT BANCORP.
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                       N/A
--------------------------------------------------------------------------------
    (NAME OF PERSON (S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)


PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

       [X] No fee required.
       [_] Fee computed on table below per Exchange Act Rules 14a-6(I) (1) and
            0-11.

1)         Title of each class of securities to which transaction applies:



------------------------------------------------------------------------

2)         Aggregate number of securities to which transaction applies:



------------------------------------------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


------------------------------------------------------------------------

4)         Proposed maximum aggregate value of transaction:


------------------------------------------------------------------------

5)         Total fee paid:

------------------------------------------------------------------------


NY2:\968731\01\krh701!.DOC\78455.0045

      [_] Fee paid previously with preliminary materials:


           --------------------------------------------------------------------

      [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)         Amount previously paid:
2)         Form, Schedule or Registration Statement No.:
3)         Filing Party:
4)         Date Filed:


================================================================================

                                                        Date: October 2, 2000

                     On October 1, 2000, Summit Bancorp. and FleetBoston Financial Corporation announced that they had entered into an Agreement and Plan of Merger, dated as of October 1, 2000. The Merger Agreement provides that, subject to certain conditions, including obtaining Summit stockholder approval and certain regulatory approvals, Summit will merge with and into Fleet, with Fleet as the surviving corporation.

                     Summit will solicit the proxies of the Summit stockholders to vote to approve the transaction, pursuant to a proxy statement/prospectus to be filed with the Securities and Exchange Commission. The participants in the proxy solicitation may be deemed to include the directors and executive officers of Summit. A list of the names of Summit's directors and officers is contained in Summit's proxy statement for its 2000 annual meeting. Summit's 2000 proxy statement also discloses the interests of such directors and officers in the proposed transaction (including, among other things, the acceleration of certain benefits or rights upon a "change in control" of Summit pursuant to retirement plans, termination and severance agreements and stock option and restricted stock grants). In addition to the interests disclosed in Summit's 2000 proxy statement, upon completion of the merger, Joseph Semrod, Chief Executive Officer of Summit, will serve as a member of the Board of Directors of Fleet and will hold the positions of Vice Chairman of Fleet and Chairman of the New Jersey Bank for a term of two years. Also upon completion of the Merger, John G. Collins, Vice Chairman of Summit, will serve as President of the New Jersey Bank for a term of two years.

                     As of the date of this communication, none of the foregoing directors and officers of Summit who may be deemed to be participants in the proxy solicitation individually beneficially owns in excess of 5% of Summit's common stock. Except as disclosed above and in Summit's proxy statement for its 2000 annual meeting, to the knowledge of Summit, none of the directors or executive officers of Summit has any interest, direct or indirect, by security holdings or otherwise, in Summit or in the proposed transaction.

                     Summit's stockholders should read the proxy statement/prospectus regarding the proposed transaction that will be filed with the SEC and mailed to stockholders. The proxy statement/prospectus will contain important information that stockholders should consider, including a more detailed description of the benefits and arrangments involving directors and officers. Stockholders will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Summit and Fleet, without charge, at the SEC's internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to Summit Bancorp., 301 Carnegie Center, P.O. Box 2066, Princeton, New Jersey 08543-2066, Attention: Office of the Corporate Secretary (609-987-3200).

                     Except for historical information, all other information in this filing consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These uncertainties include: the ability to obtain governmental approvals of the merger on the proposed terms and schedule; the failure of Summit stockholders to approve the merger; the risk that the businesses will not be integrated successfully; the risk that the revenue synergies and cost savings from the merger may not be fully realized or may take longer to realize than expected; disruption from the merger making it more difficult to maintain relationships with clients, employees or suppliers; increased competition and its effect on pricing, spending, third-party relationships and revenues; the risk of new and changing regulation in the U.S. and internationally. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the 1999 Annual Reports on Forms 10-K of Summit and Fleet, filed with the Securities and Exchange Commission and available at the SEC's internet site (http://www.sec.gov).

                                      * * *

FOR IMMEDIATE RELEASE


  CONTACTS:          Media                                Media
                     James Mahoney                        Steven Lubetkin
                     FleetBoston Financial                Summit Bancorp
                     617-434-9552                         609-514-7920

                     Investor                             Investor
                     John Kahwaty                         Kerry Calaiaro
                     FleetBoston Financial                Summit Bancorp
                     617-434-3650                         609-987-3226


                     FLEETBOSTON FINANCIAL AGREES TO ACQUIRE SUMMIT BANCORP IN $7 BILLION STOCK TRANSACTION

                     Summit Customer Base to Benefit from Greater Breadth of Products and Services; Strategic Acquisition Solidifies Fleet Position in Metropolitan New York Area

                     Boston, MA, October 1, 2000 - FleetBoston Financial Corporation (NYSE:FBF) today announced that it has signed a definitive merger agreement to acquire Summit Bancorp (NYSE:SUB), the leading retail and commercial bank in New Jersey. The transaction, which is valued at $7.0 billion, solidifies Fleet's presence in the New Jersey and metropolitan New York markets, and is a logical extension of Fleet's geographic franchise across the Northeast.

                     Under the terms of the agreement, Summit shareholders will receive 1.02 shares of Fleet for each share of Summit they own in a fixed stock exchange. Based on the closing price of Fleet's stock on Friday, September 29, the transaction values Summit at $39.78 per share (or in the aggregate at $7.0 billion). The price per share represents a 15.7% premium over Summit's stock price as of September 29. The transaction, which is expected to be tax-free to Summit shareholders, will be accounted for on a pooling basis and has been approved by the Boards of Directors of both companies. The transaction is expected to close before March 31, 2001 and is subject to approval by Summit shareholders as well as customary regulatory approvals.

                     Terrence Murray, Chairman and Chief Executive Officer of Fleet, said, "Summit has a formidable presence in the attractive New Jersey market. This transaction is an excellent geographic fit with our existing franchises, making Fleet the number one bank in New Jersey and, for the first time, extending our banking franchise into the Philadelphia region. In addition, it furthers Fleet's strategic goals of balanced earnings and leveraging our product and services capabilities over an expanded customer base, as we extend our range of sophisticated offerings to Summit's one million households."

                     Chad Gifford, President and Chief Operating Officer of Fleet, said, "We will bring together the best of the two companies, specifically the capabilities and expertise of Fleet and the relationship management skills of Summit. Moreover, we will combine and maintain the outstanding community investment and philanthropic levels of both companies in New Jersey, which total $4 million per year."

                     T. Joseph Semrod, Chief Executive Officer of Summit, said, "This acquisition is the right one for Summit, as it provides significant value to our shareholders, our customers, our employees, and the members of our communities. Together, our combined organization will be able to offer our customers a broader and more sophisticated array of products and services, while continuing to provide the highest levels of customer service. Importantly, Fleet has committed to maintaining our current high levels of community, charitable and economic development commitments, deserving of our outstanding CRA rating." Semrod has agreed to continue to serve as Chairman of the New Jersey bank and will be named a Vice Chairman and a member of the board of directors of FleetBoston Financial Corporation. John G. Collins, a current Vice Chairman of Summit, will serve as President of the New Jersey bank.

                     Summit has $39 billion in assets, and more than 500 branches across New Jersey, Pennsylvania and Connecticut. Fleet, with assets of $181 billion, has approximately 1,200 branches in New England, New York and New Jersey. At completion of the transaction, expected in the first quarter of 2001, the combined institution will have approximately $220 billion in assets.

                     The transaction is expected to be immediately accretive to Fleet's earnings.

                     Also today, Fleet announced that its Board of Directors has rescinded its prior authority, granted in April 2000, to repurchase up to $2.0 billion of its common stock to comply with the limitations of pooling-of-interests accounting in its acquisition of Summit.

                     FleetBoston Financial is the eighth largest financial holding company in the United States. An $181 billion diversified financial services company, it offers a comprehensive array of innovative financial solutions to 20 million customers in more than 20 countries and territories. Among the company's key lines of business are: retail banking, with approximately 1,200 branches and over 3,400 ATMs in the Northeast; commercial banking, including capital markets/investment banking and commercial finance; investment services, including discount brokerage, and full service banking through more than 250 offices in Latin America. Fleet Boston Financial is headquartered in Boston and listed on the New York Stock Exchange (NYSE:FBF) and the Boston Stock Exchange (BSF:FBF).

                     Summit Bancorp (NYSE:SUB) is a $39 billion diversified financial services company headquartered in Princeton, New Jersey. Through Summit's 500 branches, 600 ATMs and electronic commerce offerings such as Summit Online Banking, it provides comprehensive financial services to an extensive retail, corporate banking and private bank customer base in New Jersey, Eastern Pennsylvania, and Connecticut. For additional information about the company, please visit its web site at www.summitbank.com.

                     A conference call for the investing public will be broadcast live over the Internet at 10:00 a.m. EDT on Monday, October 2, 2000. The call is available at www.fleet.com (listen only).


                                      * * *

                     On October 2, 2000, Summit and Fleet held a meeting for the investment community to discuss the proposed merger of Summit and Fleet. A copy of the slides shown at the meeting follows:

      [FLEETBOSTON LOGO]                                    [SUMMIT LOGO]

      OCTOBER 2, 2000

      Leveraging the Franchise

      Strategic Rationale:

      Compelling Fit with FleetBoston's Franchise

     o    COMMANDING SHARE IN HIGHLY ATTRACTIVE MARKET

     o    ACCELERATES FEE INCOME GROWTH RATE:

          o    Bringing FleetBoston's Products to Summit Customers

     o    MAINTAINS DIVERSIFIED BUSINESS MIX AND EARNINGS CONSISTENCY

     o    LEVERAGES SCALE CREATED BY FLEET/BKB MERGER

     o    ATTRACTIVE SHAREHOLDER ECONOMICS

      Why Summit.... ?

      New Jersey - A Highly Attractive Market

     o    # 1 in Population Density

     o    # 2 in Household Income

     o    9 of the Top 100 Wealthiest Counties in the U.S.

     o    25% of all Households in Northeast with $1MM+ of Investable Assets

     o    Small Business Base - Equals MA and CT Combined

     o    50% of Fortune 500 have HQ's or Operations in N.J.

      ... Great Opportunity to Leverage Our Franchise
      Northeast Powerhouse
      FleetBoston will have Sizable Lead Positions in
           Three of the Wealthiest States

HOUSEHOLD INCOME RANK                     STATE                 FBF DEPOSIT SHARE                RANK
------------------------------- --------------------------- -------------------------- --------------------------
         #1                               Conn.                        27%                        #1
------------------------------- --------------------------- -------------------------- --------------------------
         #2                                N.J.                  21% (pro forma)                  #1
------------------------------- --------------------------- -------------------------- --------------------------
         #6                               Mass.                        37%                        #1

      Ability to Cross-Sell
      Synergies Emerging From Fleet/Summit Merger

      On-Line Banking Customers (000s)
      12/98:  510 (12% penetration)
      9/00:  1,023 (26% penetration)

      On-Line Brokerage Customer (000s)
      12/98:  230
      9/00:  950

      Cash Management Revenues ($ billions)
      1999:  $0.8
      2000 Annualized:  $1.0

      Accelerating Summit's Growth Rate
      Huge Opportunity to Leverage Summit's Customers with
      FleetBoston's Stronger Product Mix

      Commercial:
           Ssmall Business (#1 SBA Lender)
           Global services (Forex, Trade)
           Cash Management (Top 5 Provider)
           Capital Markets (equity & debt, principal Inv.)
           Comm'l Finance (leasing, asset based)

      Consumer:
      E-commerce initiavies
      On-Line Banking (Home Link)
      On-Line Brokerage (Quick & Reilly)
      Invest Mgmt ($130B AUM)

      Compelling Fit
      Summit Brings Features Unique to the Combination

     o    PENNSYLVANIA PRESENCE

          o    $3B Deposits

          o    115 Branches

     o    $11B AUM

          o    Includes High-Performing Pillar Funds

     o    INSURANCE BROKERAGE

          o    # 1 in N.J.

          o    3rd Largest Among Banks

     o    MERCHANT BANKCARD PROCESSING

          o    # 1 in N.J.

          o    16,000+ Merchants

      How This Transforms our Strategy
      Circle of Value Creation
      Move Customers in Highly Attractive Markets -> Greater Penetration
                     Growth & Scale -> Free Cash Flow and Capital -> Reinvestment in Growth Businesses

PPT SLIDE
      Attractive Shareholder Economics

     o    ACCRETIVE TO OPERATING EARNINGS IN 2001

     o    3% ACCRETIVE IN 2002 AND BEYOND

     o    IRR: 19%

     o    30% COST SAVES

     o    GENERATES $1B OF EXCESS CAPITAL THROUGH BALANCE SHEET REPOSITIONING

      Transaction Summary

      STRUCTURE: - POOLING

      - TAX-FREE EXCHANGE

      FIXED EXCHANGE RATIO: - 1.02 FBF SHARES FOR EACH SUB SHARE

      PRICE: - $39.78 PER SHARE (BASED ON FBF CLOSE ON 9/29)

      - $7B AGGREGATE TRANSACTION VALUE

      - 15.7% PREMIUM TO MARKET

      TIMING: - SUBJECT TO REGULATORY AND SUMMIT SHAREHOLDER APPROVAL

      - TARGETED TO CLOSE Q1'01

      BOARD OF DIRECTORS - 2 SUMMIT DIRECTORS INCLUDING T. JOSEPH SEMROD, CHAIRMAN & CEO, TO JOIN FBF BOARD

      DIVESTITURES - $250MM - PRIMARILY SOUTHERN NEW JERSEY

PPT SLIDE

           Low-Risk Integration

     o    FBF: AN EXCELLENT OPERATOR & CONSOLIDATOR

     o    NATURAL EXTENSION OF CURRENT GEOGRAPHY

     o    EACH COMPANY ALREADY ON A SINGLE OPERATING PLATFORM

     o    MANY COMMON VENDOR SYSTEMS

     o    VAST MAJORITY OF FLEETBOSTON BUSINESSES NOT AFFECTED

     o    EXPECT TO COMPLETE WITHIN 6 MONTHS

      We've Delivered
      Fleet/BKB Merger Completed

E.P.S. Expectations                                   Pre-Merger Announcement          We've Delivered
                                                     --------------------------- ----------------------------
                                   1999                        $2.85                        $2.91
                                                     --------------------------- ----------------------------
                                   2000                        $3.19                        $3.39
                                                     --------------------------- ----------------------------
                                                            1% accretion                7% accretion

---------------------------------------------------- --------------------------- ----------------------------

Cost Savings                                                 $1 Billion             Achieved by year end
                                                     --------------------------- ----------------------------
                                                          -$600mm (merger)           -$800mm annualized
                                                     --------------------------- ----------------------------
                                                       -$400mm (divestiture)             Thru 3Q 100

---------------------------------------------------- --------------------------- ----------------------------

Divestitures                                               $13B Deposits                    Done
                                                     --------------------------- ----------------------------
                                                            12% premium            $13B & 315 Branches to
                                                                                    Sovereign & Community
                                                                                           Banking

      Financial Assumptions

      COST SAVINGS: $275 MILLION (60% IN 2001 / 100% IN 2002)

      BALANCE SHEET $15B OF LOW-MARGIN ASSET DISPOSITIONS REPOSITIONING - $10B INVESTMENT SECURITIES

                - $ 5B Loans

                $175 million after-tax cost


      RESTRUCTURING CHARGES: $250 MILLION AFTER-TAX AT CLOSE $ 60 MILLION AFTER-TAX IN SUBSEQUENT PERIODS

      REVENUE ENHANCEMENTS: NONE ASSUMED

      Estimated Cost Savings
      Personnel $ 150MM
      Facilities and Equipment 60
      Other 65
      Total $ 275MM

                                E.P.S. Accretion

                                                -------------------                      -------------------
                                                      2001E                                    2002E
                                                -------------------                      -------------------
FBF EPS                                                     $ 3.72                                   $ 4.09

FBF Net Income                                               3,440                                    3,775
Summit Net Income                                              560                                      600
      Combined Net Income                                    4,000                                    4,375

Cost Savings (after-tax)                                       100                                      175
Balance Sheet Restructuring                                   (25)                                     (35)
Earnings on Reinvested Capital                                  50                                      110
----------------------------------------------- ------------------- -------------------- -------------------
      Incremental Earnings                                     125                                      250
----------------------------------------------- ------------------- -------------------- -------------------
      Pro Forma Earnings                                     4,125                                    4,625
Pro Forma E.P.S.                                            $ 3.73                                   $ 4.20
----------------------------------------------- ------------------- -------------------- -------------------
E.P.S. Accretion     $                                      $  .01                                   $  .11
                     %                                        0.3%                                       3%
----------------------------------------------- ------------------- -------------------- -------------------


Note: Above figures are derived from First Call earnings consensus for both companies and assumes after-tax earnings of 8.5% in 1001 and 8% in 2002 on reinvested capital. Excludes merger-related charges

                                  Balance Sheet
                                  June 30, 2000

$ in Billions

                                                                                 Balance Sheet
                                    FleetBoston              Summit                Restruct              ProForma*
Net Loans                       $         110.0       $          24.7        $          (5.0)       $         129.7
Securities                                 22.8                  11.3                  (10.0)                  24.1
Other Asset                                48.5                   3.0                    -                     51.5
                                ---------------       ---------------        ---------------        ---------------
      Total Assets              $         181.3       $          39.0        $         (15.0)       $         205.3
                                ---------------       ---------------        ---------------        ---------------

Deposits                        $         104.7       $          26.1        $           -          $         130.8
Borrowings                                 51.5                   9.5                  (15.0)                  46.0
Other Liabilities                           9.8                   0.4                    -                     10.2
                                ---------------       ---------------        ---------------        ---------------
      Total Assets              $         166.0       $          36.0        $         (15.0)       $         187.0
                                ---------------       ---------------        ---------------        ---------------

Preferred Stock                             0.6                   -                      -                      0.6
Common Stock                               14.7                   2.9                    -                     17.6
                                ---------------       ---------------        ---------------        ---------------
      Total Liab & Equity       $         181.3       $          39.0        $         (15.0)       $         205.3
                                ---------------       ---------------        ---------------        ---------------


                                Loan Composition

$ in Billions

                                  FleetBoston                  Summit              Balance Sheet            Pro Forma
                                                                                     Restruct
                               Q2'00        % of         Q2'00         % of                            Q2'00         % of
                                Avg         Total         Avg          Total                            Avg         Total
C&I/ Lease Financing        $     66.0           57%  $      8.5            35%                     $     74.5            55%
Commercial Real Estate             8.0            7%         3.2            13%                           11.2             8%
Residential Real Estate            9.1            8%         5.8            24%          (5.0)             9.9             7%
Consumer                          18.5           16%         6.4            27%                           24.9            18%
International                     15.1           13%         -               0%                           15.1            11%
                            ----------       -------  ----------      ---------     ---------       ----------       --------
      Gross Loans               $116.7          100%  $     24.0           100%     $    (5.0)      $    136.7           100%


                               Deposit Composition

$ in Billions

                            FleetBoston                      Summit                       Pro Forma
                       Q2'00           % of           Q2'00          % of           Q2'00           % of
                        Avg           Total            Avg           Total           Avg            Total
Demand             $     25.7            24%       $      4.9           20%  $     30.6                23%
Savings NOW              44.0            41%             11.8           47%        55.8                42%
CDs                      22.0            20%              8.3           33%        30.3                23%
Foreign                  16.0            15%              -              0%        16.0                12%
                   ----------        -------       ----------       -------  ----------          ---------
      Total        $    107.7           100%       $     25.1          100%  $    132.8               100%



* Excludes Expected Divestitures of $250MM

                                 Credit Quality
                                  June 30, 2000

$ in Billions

                           -----------------     -----------------     -----------------------------     -----------------
Avg Loans                        FBF                   SUB                    Balance Sheet                 Pro Forma
                                                                                 Restruct
                           -----------------     -----------------     -----------------------------     -----------------
Gross Loans                        $112,476               $25,048                          $(5,000)              $132,524
Loan Loss Reserve                     2,472                   335                                                   2,807
Non-Performing Assets                   950                   120                                                   1,070

NPAs/Loans                            0.84%                 0.48%                                                   0.81%
NCOs/Avg Loans                        0.96%                 0.36%                                                   0.89%
Reserve/Loans                         2.20%                 1.34%                                                   2.12%



      Compelling Fit with FleetBoston's Franchise

     o    COMMANDING SHARE IN HIGHLY ATTRACTIVE MARKET

     o    ACCELERATES FEE INCOME GROWTH RATE:

     o    Bringing FleetBoston's Products to Summit Customers

     o    MAINTAINS DIVERSIFIED BUSINESS MIX AND EARNINGS CONSISTENCY

     o    LEVERAGES SCALE CREATED BY FLEET/BKB MERGER

     o    ATTRACTIVE SHAREHOLDER ECONOMICS

      Strategic Rationale

APPENDIX

FORWARD LOOKING INFORMATION

      This presentation contains forward looking statements with respect to the financial condition, results of operations and business of FleetBoston Financial Corporation ("Fleet") and Summit Bancorp ("Summit"), and assuming the consummation of the merger, a combined Fleet and BankBoston, including statements relating to: (i) the cost savings and revenue enhancements and accretion to reported earnings that will be realized from the merger; and (ii) the restructuring charges expected to be incurred in connection with the merger. These forward looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among other things, the following possibilities: (i) expected cost savings from the merger cannot be fully realized or realized within the expected time; (ii) revenues following the merger are lower than expected; (iii) competitive pressure among depository institutions increases significantly; (iv) costs related to the integration of the business of Fleet and BankBoston are greater than expected; (v) changes in the interest rate environment reduce interest margins; (vi) general economic conditions, either internationally or domestically in those regions in which the combined company will be doing business, are less favorable than expected; (vii) legislation or regulatory requirements or changes adversely affect the business in which the combined company will be engaged; and (viii) changes which may occur in the securities market.